Exhibit 10.2

REVOLVING NOTE

$3,500,000	December 9, 2009 Minneapolis, Minnesota

          FOR VALUE RECEIVED, ELECTROMED, INC., a corporation organized under the laws of the State of Minnesota hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the “Bank”) at its main office in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date the principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

          This note is the Revolving Note referred to in the Credit Agreement dated as of December 9, 2009 (as the same may hereafter be from time to time amended, restated or otherwise modified, the “Credit Agreement”) between the undersigned and the Bank. This note is secured, it is subject to certain mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

          In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

          THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

ELECTROMED, INC.

By:
Name: Robert D. Hansen
Title: Chief Executive Officer